EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY HOLDS
ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – June 5, 2006 – The Cheesecake Factory Incorporated  (Nasdaq: CAKE) held its Annual Meeting of Stockholders on May 31, 2006.  Stockholders reelected independent directors Jerome Kransdorf and Wayne White to the Board of Directors each for a three-year term and until their successors are elected and qualified. Stockholders also ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2006, which will end on January 2, 2007.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 105 upscale, casual dining restaurants under The Cheesecake Factory ® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe â name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100